Exhibit 5.1

Snell & Wilmer L.L.P.

600 Anton Boulevard

Suite 1400

Costa Mesa, California 92626-7689

TELEPHONE: (714) 427-7000

FACSIMILE: (714) 427-7799

August 8, 2016

Cryoport, Inc.

17305 Daimler Street

Irvine, California 92614

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cryoport, Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (i) the proposed resale by the selling stockholders named in the prospectus made part of the Registration Statement (collectively, the “Selling Stockholders”) of 3,096,785 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), comprised of (x) 2,486,092 shares of Common Stock (the “Outstanding Shares”) and (y) 610,693 shares of Common Stock (the “Private Warrant Shares”) issuable upon the exercise of issued and outstanding warrants to purchase shares of Common Stock that were purchased by certain of the Selling Stockholders in transactions with the Company pursuant to exemptions from the registration requirements of the Securities Act (the “Private Warrants”); and (ii) 2,090,750 shares of Common Stock (the “Registered Warrant Shares”) issuable upon the exercise of issued and outstanding warrants to purchase shares of Common Stock that were issued by the Company in a registered public offering (the “Registered Warrants”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In connection with rendering this opinion letter, we have reviewed the Registration Statement and exhibits thereto, the Private Warrants, the Registered Warrants, a specimen certificate representing the Common Stock, the Amended and Restated Articles of Incorporation of the Company, as amended to date, the Bylaws of the Company, as amended to date, and resolutions of the Board of Directors of the Company.

For purposes of this opinion letter, we have examined originals or copies, identified to our satisfaction, of such other documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, we are of the opinion that:

(1) The Outstanding Shares are validly issued, fully paid and non-assessable.

(2) The Private Warrant Shares, when issued upon exercise of the Private Warrants in accordance with the provisions of the Private Warrants, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

(3) The Registered Warrant Shares, when issued upon exercise of the Registered Warrants in accordance with the provisions of the Registered Warrants, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

We do not express any opinion with respect to any law other than the State of Nevada. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.